UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

SKINMEDICA, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	33-0859086
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

5909 Sea Lion Place, Suite H Carlsbad, California	92010
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☒

Securities Act registration statement file number to which this form relates: 333-124374

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
None	None

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.001 per share

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

A description of the Common Stock, par value $0.001 per share (“Common Stock”), of SkinMedica, Inc., a Delaware corporation (the “Registrant”), to be registered hereunder is contained under the caption “Description of Capital Stock” in the Prospectus that constitutes part of the Registrant’s Registration Statement on Form S-1 (File No. 333-124374) initially filed with the Securities and Exchange Commission on April 27, 2005, as amended from time to time, and is incorporated herein by reference.

Item 2. Exhibits.

The documents listed below are filed as exhibits to this Registration Statement:

Exhibit Number	Exhibit Title

3.1(1)	Form of Amended and Restated Certificate of Incorporation of the Registrant to be in effect upon completion of the Registrant’s initial public offering.

3.2(1)	Form of Amended and Restated Bylaws of the Registrant to be in effect upon completion of the Registrant’s initial public offering.

4.1(1)	Form of Common Stock Certificate.

4.2(1)	Amended and Restated Investor Rights Agreement and among the Registrant and certain investors set forth therein, dated March 31, 2005.

4.3(1)	Form of Series B Bridge Loan Warrant.

4.4(1)	Form of February 2004 Series D Warrant.

4.5(1)	Form of July 2004 Series D Warrant.

4.6(1)	July 2004 Series D Warrant between the Registrant and Silicon Valley Bank.

(1)	Incorporated by reference to the Registrant’s Registration Statement on Form S-1 (File No. 333-124374).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: September 22, 2005	SKINMEDICA, INC.

	By:	/s/ Rex Bright
	Name:	Rex Bright
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Title
3.1(1)	Form of Amended and Restated Certificate of Incorporation of the Registrant to be in effect upon completion of the Registrant’s initial public offering.

3.2(1)	Form of Amended and Restated Bylaws of the Registrant to be in effect upon completion of the Registrant’s initial public offering.

4.1(1)	Form of Common Stock Certificate.

4.2(1)	Amended and Restated Investor Rights Agreement and among the Registrant and certain investors set forth therein, dated March 31, 2005.

4.3(1)	Form of Series B Bridge Loan Warrant.

4.4(1)	Form of February 2004 Series D Warrant.

4.5(1)	Form of July 2004 Series D Warrant.

4.6(1)	July 2004 Series D Warrant between the Registrant and Silicon Valley Bank.

(1)	Incorporated by reference to the Registrant’s Registration Statement on Form S-1 (File No. 333-124374).